EXHIBIT 99.1

Upland Software Reports Fourth Quarter 2023 Financial Results

February 22, 2024, 04:01 PM Eastern Standard Time
AUSTIN, Texas--(BUSINESS WIRE)-- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based tools for digital transformation, today announced financial and operating results for the fourth quarter 2023 and issued guidance for its first quarter and full year of 2024.

Fourth Quarter 2023 Financial Highlights
•Total revenue was $72.2 million, a decrease of 8% from $78.8 million in the fourth quarter of 2022.
•Subscription and support revenue was $68.2 million, a decrease of 8% from $74.1 million in the fourth quarter of 2022.
•GAAP net loss was $16.0 million compared to a GAAP net loss of $22.7 million in the fourth quarter of 2022. GAAP net loss attributable to common stockholders was $17.4 million compared to GAAP net loss attributable to common stockholders of $24.0 million in the fourth quarter of 2022. GAAP net loss per share attributable to common stockholders was $0.56 per share, compared to a GAAP net loss per share attributable to common stockholders of $0.75 per share in the fourth quarter of 2022.
•Adjusted EBITDA was $14.1 million, or 19% of total revenue, compared to $24.3 million, or 31% of total revenue, in the fourth quarter of 2022.
•GAAP operating cash flow was $8.8 million, compared to GAAP operating cash flow of $5.8 million in the fourth quarter of 2022. Free cash flow was $8.6 million, compared to free cash flow of $5.7 million in the fourth quarter of 2022.
•Cash on hand as of the end of the fourth quarter of 2023 was $236.6 million, after buying back $10.8 million of the Company's outstanding common stock in the quarter.
"We continue to make progress on our growth plan and remain focused on building great software and delivering value for customers," said Jack McDonald, Upland's chairman and chief executive officer. "We are proud to see continued and increasing recognition of our products as evidenced by the 44 badges earned in G2's Winter 2024 market reports."

Fourth Quarter Business Highlights
•We expanded relationships with 307 existing customers, 33 of which were major expansions. We also welcomed 154 new customers to Upland in the fourth quarter, including 15 new major customers.
•Upland was recognized, for the third year in a row, as a gold medalist and leader in the 2023 Enterprise Content Management Data Quadrant report from SoftwareReviews for our document management and workflow automation product, FileBound. The award is based on the combined knowledge of real users, and placement is based on overall satisfaction with product features, vendor experience, capabilities, and emotional sentiment.

•Upland RO Innovation has launched an all-new Customer Reference Activity Hub to help sales, marketing, and customer success teams find and engage with their most influential customer references so they can boost brand awareness and generate more business.
•In December, we hosted a webinar on content search intelligence featuring how Azure AI Search, when seamlessly integrated with BA Insight's cutting-edge technology, revolutionizes how organizations access, manage, and derive insights from their data.
•Upland earned 44 badges in G2’s Winter 2024 market reports across a variety of products. These included our knowledge management solutions, Upland RightAnswers and Upland Panviva, along with Upland Qvidian, our proposal management software, and digital marketing products, Upland Adestra and Upland Second Street. Rankings on G2 reports are based on independent data provided by real software buyers.

Business Outlook
The following guidance reflects another year of significant incremental sales, marketing and product investments that Upland is making as part of its comprehensive growth plan as well as the effects of decreasing revenue and expenses related to our previously announced decisions to sunset certain non-strategic product offerings and a limited number of non-strategic customer contracts (collectively referred to as our “Sunset Assets”).
For the quarter ending March 31, 2024, Upland expects reported total revenue to be between $65.0 and $71.0 million, including subscription and support revenue between $62.5 and $67.5 million, for a decline in total revenue of 12% at the mid-point from the quarter-ended March 31, 2023. First quarter 2024 Adjusted EBITDA is expected to be between $11.3 and $14.3 million, for an Adjusted EBITDA margin of 19% at the mid-point. This Adjusted EBITDA guide at the mid-point is a decrease of 27% from the quarter-ended March 31, 2023.
For the full year ending December 31, 2024, Upland expects reported total revenue to be between $259.0 and $283.0 million, including subscription and support revenue between $247.0 and $267.0 million, for a decline in total revenue of 9% at the mid-point from the year ended December 31, 2023. Full year 2024 Adjusted EBITDA is expected to be between $49.0 and $61.0 million, for an Adjusted EBITDA margin of 20% at the mid-point. This Adjusted EBITDA guide at the midpoint is a decrease of 15% from the year ended December 31, 2023.

Conference Call Details
Upland's executive team will host a live conference call and webcast at 4:00 p.m. Central Time, 5:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The call can be accessed via a webcast on investor.uplandsoftware.com, or by dialing 1-800-715-9871 in North America or 1-646-307-1963 if outside North America, international rates apply. Attendees will need to use access code 8422976 to join the call. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.
Following the completion of the conference call, a recording of the webcast will be made available at investor.uplandsoftware.com for twelve months.

About Upland Software
Upland Software, Inc. enables global businesses to work smarter with over 25 proven cloud software products that increase revenue, reduce costs, and deliver immediate value. Our solutions cover digital marketing, knowledge management, contact center service, sales productivity, content lifecycle automation, and more. Upland's powerful cloud products are trusted by more than 10,000 global customers. Learn how Upland helps businesses achieve outcomes that matter at www.uplandsoftware.com.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per share and free cash flow.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.
We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort. Additionally, we are unable to quantify the impact of foreign currency exchange fluctuations on components of our income statement beyond revenues because the information which is needed to do so is unavailable at this time without unreasonable effort.
Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus depreciation and amortization expense, interest expense, net, other expense (income), net, provision (benefit) for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, purchase accounting adjustments for deferred revenue and impairment of goodwill.
Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus, amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition-related expenses, non-recurring litigation expenses, purchase accounting adjustments for deferred revenue, non-recurring provision for income tax, impairment of goodwill and the related tax effect of the adjustments above.
Upland defines free cash flow as GAAP operating cash flow less purchases of property and equipment.

Upland defines major accounts as accounts with greater than or equal to $25,000 in annual recurring revenue.
Upland defines major expansions as existing customers who expanded the amount of annual recurring revenue under their contract by at least $25,000.
Upland defines cash gross margin as product revenue less subscription and support cost of sales, excluding depreciation & amortization.
In connection with periodic reviews of our business, we have decided to discontinue the availability of certain non-strategic product offerings and a limited number of non-strategic customer contracts (collectively referred to as “Sunset Assets”).
Overage Charges are subscription and support revenues earned in addition to contractual minimum customer commitments as a result of the usage volume of services including text and e-mail messaging and third-party pass-through costs that exceed the levels stipulated in contracts with the Company.
Upland defines Core Organic Growth Rate as the percentage change between two reported periods in subscription and support revenue, excluding subscription and support revenue from Sunset Assets and Overage Charges. We calculate our year-over-year Core Organic Growth Rate as though all acquisitions or dispositions closed as of the end of the latest period were closed as of the first day of the prior year period presented. Core Organic Growth Rate does not represent actual organic revenue generated by our business as it stood at the beginning of the respective period.

Forward-looking Statements
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our guidance related to future performance, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as “anticipate,” “believe,” “may,” “will,” “continue,” “seek,” “estimate,” “intend,” “hope,” “predict,” “could,” “should,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words.
Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to: our financial performance and our ability to achieve or sustain profitability or predict future results; our plans regarding future acquisitions, acquisition expense timing and our ability to consummate and integrate acquisitions; our ability to expand our go to market operations, including our marketing and sales organization and cross selling opportunities, and successfully increase sales of our products; our ability to obtain financing in the future on acceptable terms or at all; our expectations with respect to revenue, cost of revenue, average annual spend, margin expense and operating expenses in future periods; our expectations with regard to revenue from perpetual licenses and professional services; our ability to adapt to macroeconomic factors impacting the global economy, including foreign currency exchange risk, inflation and supply chain constraints; our ability to attract and retain customers; our ability to successfully enter new markets and manage our international expansion; our ability to comply with privacy laws and regulations; our ability to deliver high-quality customer service; our plans regarding, and our ability to effectively manage, our growth, including organic growth; maintaining our senior management team and key personnel; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to adapt to technological change and continue to innovate; global economic and financial market conditions and uncertainties; the growth of demand for cloud-based, digital transformation applications; our ability to integrate our applications with other software applications; maintaining and expanding our relationships with third parties; costs associated with defending intellectual property infringement and other claims; our ability to maintain, protect and enhance our brand and intellectual property; our expectations with regard to trends, such as seasonality, which affect our business; impairments to goodwill and other intangible assets; our beliefs regarding how our applications benefit customers and what our competitive strengths are; the operation, reliability and security of our third-party data centers; our expectations as to the payment of dividends; our Share Repurchase Plan, including expectations regarding the timing and manner of repurchases made under the Share Repurchase Plan; our current level of indebtedness, including our exposure to variable interest rate risk; the potential elimination or limitation of tax incentives or tax losses and/or reductions of U.S. federal net operating losses; the risk that we did not consider another contingency included in this list; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC.
The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

###

Investor Relations Contact:
Michael D. Hill
investor-relations@uplandsoftware.com
512-960-1031

Media Contact:
Lloyd Berry
512-960-1010
media@uplandsoftware.com

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(unaudited)	(unaudited)
Revenue:
Subscription and support	$68,184	$74,148	$281,554	$297,887
Perpetual license	1,760	1,628	6,077	6,948
Total product revenue	69,944	75,776	287,631	304,835
Professional services	2,234	3,035	10,221	12,468
Total revenue	72,178	78,811	297,852	317,303
Cost of revenue:
Subscription and support	22,483	24,201	88,894	93,948
Professional services and other	1,226	2,506	7,467	9,793
Total cost of revenue	23,709	26,707	96,361	103,741
Gross profit	48,469	52,104	201,491	213,562
Operating expenses:
Sales and marketing	17,438	14,131	64,342	59,416
Research and development	11,662	10,799	49,375	46,187
General and administrative	13,895	14,352	61,264	70,462
Depreciation and amortization	14,405	11,699	58,614	43,669
Acquisition-related expenses	451	2,632	3,060	21,556
Impairment of goodwill	—	12,500	128,755	12,500
Total operating expenses	57,851	66,113	365,410	253,790
Loss from operations	(9,382)	(14,009)	(163,919)	(40,228)
Other expense:
Interest expense, net	(5,322)	(6,275)	(18,684)	(29,145)
Other income (expense), net	(675)	(2,479)	236	(781)
Total other expense	(5,997)	(8,754)	(18,448)	(29,926)
Loss before benefit from (provision for) income taxes	(15,379)	(22,763)	(182,367)	(70,154)
Benefit from (provision for) income taxes	(633)	87	2,493	1,741
Net loss	$(16,012)	$(22,676)	$(179,874)	$(68,413)
Preferred stock dividends	(1,359)	(1,300)	(5,347)	(1,846)
Net loss attributable to common stockholders	$(17,371)	$(23,976)	$(185,221)	$(70,259)
Net income (loss) per common share:
Net loss per common share, basic and diluted	$(0.56)	$(0.75)	$(5.77)	$(2.23)
Weighted-average common shares outstanding, basic and diluted	30,995,441	31,906,980	32,074,906	31,528,881

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2023	2022

ASSETS
Current assets:
Cash and cash equivalents	$236,559	$248,653
Accounts receivable, net of allowance	38,765	47,594
Deferred commissions, current	10,429	10,961
Unbilled receivables	2,701	5,313
Income tax receivable, current	3,775	542
Prepaid expenses and other current assets	8,004	8,232
Total current assets	300,233	321,295
Tax credits receivable	1,657	2,411
Property and equipment, net	1,932	1,830
Operating lease right-of-use asset	2,929	5,719
Intangible assets, net	182,349	248,851
Goodwill	353,778	477,043
Deferred commissions, noncurrent	12,568	13,794
Interest rate swap assets	14,270	41,168
Other assets	308	1,348
Total assets	$870,024	$1,113,459
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,137	$14,939
Accrued compensation	7,174	7,393
Accrued expenses and other current liabilities	7,050	10,644
Deferred revenue	102,763	106,465
Liabilities due to sellers of businesses	—	5,429
Operating lease liabilities, current	2,351	3,205
Current maturities of notes payable	3,172	3,136
Total current liabilities	130,647	151,211
Notes payable, less current maturities	473,502	511,847
Deferred revenue, noncurrent	3,860	4,707
Operating lease liabilities, noncurrent	1,597	4,947
Noncurrent deferred tax liability, net	16,025	18,416
Other long-term liabilities	461	1,170
Total liabilities	626,092	692,298
Series A Convertible Preferred stock	117,638	112,291
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	608,995	606,755
Accumulated other comprehensive loss	6,168	11,110
Accumulated deficit	(488,872)	(308,998)
Total stockholders’ equity	126,294	308,870
Total liabilities, convertible preferred stock and stockholders’ equity	$870,024	$1,113,459

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(unaudited)	(unaudited)
Operating activities
Net loss	$(16,012)	$(22,676)	$(179,874)	$(68,413)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	17,510	14,813	71,985	56,146
Change in fair value of liabilities due to sellers of businesses	—	—	—	(75)
Deferred income taxes	(1,558)	(3,784)	(4,209)	(7,075)
Amortization of deferred costs	3,261	3,157	13,170	12,198
Foreign currency re-measurement loss	445	(52)	(538)	(12)
Non-cash interest, net and other income, net	(896)	569	(2,976)	2,256
Non-cash stock-based compensation expense	4,682	7,579	22,874	41,602
Non-cash loss on impairment of goodwill	—	12,500	128,755	12,500
Non-cash loss on retirement of fixed assets	1	53	47	79
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	(1,252)	(8,496)	8,916	9,691
Prepaid expenses and other current assets	4,934	4,922	(471)	10,070
Other assets	(1,393)	(2,608)	10,866	(12,811)
Accounts payable	(6,025)	(5,711)	(6,896)	(7,175)
Accrued expenses and other liabilities	(1,459)	(2,757)	(6,188)	(14,013)
Deferred revenue	6,551	8,332	(5,518)	(4,989)
Net cash provided by operating activities	8,789	5,841	49,943	29,979
Investing activities
Purchase of property and equipment	(186)	(148)	(1,220)	(866)
Purchase business combinations, net of cash acquired	—	—	—	(62,356)
Net cash used in investing activities	(186)	(148)	(1,220)	(63,222)
Financing activities
Payments of debt costs	(31)	(3)	(221)	(203)
Payments on notes payable	(1,350)	(1,350)	(40,400)	(5,400)
Repurchase of shares	(10,845)	—	(14,060)	—
Issuance of Series A Convertible Preferred stock, net of issuance costs	—	(75)	—	110,445
Taxes paid related to net share settlement of equity awards	(349)	(417)	(1,091)	(1,576)
Issuance of common stock, net of issuance costs	3	1	5	191
Additional consideration paid to sellers of businesses	(67)	(1,132)	(5,617)	(9,306)
Net cash provided by (used in) financing activities	(12,639)	(2,976)	(61,384)	94,151
Effect of exchange rate fluctuations on cash	1,004	4,216	567	(1,413)
Change in cash and cash equivalents	(3,032)	6,933	(12,094)	59,495
Cash and cash equivalents, beginning of period	239,591	241,720	248,653	189,158
Cash and cash equivalents, end of period	$236,559	$248,653	$236,559	$248,653
Supplemental disclosures of cash flow information:
Cash paid for interest, net of interest rate swaps	$8,990	$7,316	$32,137	$29,120
Cash paid for taxes	$879	$713	$7,106	$3,876
Non-cash investing and financing activities:
Business combination consideration including holdbacks and earnouts	$—	$306	$—	$8,126

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(16,012)	$(22,676)	$(179,874)	$(68,413)
Add:
Depreciation and amortization expense	17,510	14,813	71,985	56,146
Interest expense, net	5,322	6,275	18,684	29,145
Other expense (income), net	675	2,479	(236)	781
Provision for (benefit from) income taxes	633	(87)	(2,493)	(1,741)
Stock-based compensation expense	4,682	7,579	22,874	41,602
Acquisition-related expense	451	2,632	3,060	21,556
Non-recurring litigation costs	699	18	1,126	33
Purchase accounting deferred revenue discount	92	730	557	5,496
Impairment of goodwill	—	12,500	128,755	12,500
Adjusted EBITDA	$14,052	$24,263	$64,438	$97,105

Upland Software, Inc.
Reconciliation of Non-GAAP Net Loss and Non-GAAP EPS
(in thousands, except share and per share data, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Reconciliation of net loss to non-GAAP net income:
Net loss	$(16,012)	$(22,676)	$(179,874)	$(68,413)
Add:
Stock-based compensation expense	4,682	7,579	22,874	41,602
Amortization of purchased intangibles	17,184	14,473	70,566	54,609
Amortization of debt discount	581	569	2,313	2,256
Acquisition-related expense	451	2,632	3,060	21,556
Nonrecurring litigation expense	699	18	1,126	33
Purchase accounting deferred revenue discount	92	730	557	5,496
Impairment of goodwill	—	12,500	128,755	12,500
Tax effect of adjustments above	(2,302)	(1,560)	(11,509)	(7,985)
Non-GAAP net income	$5,375	$14,265	$37,868	$61,654

Weighted average ordinary shares outstanding, basic	30,995,441	31,906,980	32,074,906	31,528,881
Weighted average ordinary shares outstanding, diluted	37,992,837	38,639,536	38,920,323	34,059,394
Non-GAAP earnings per share, basic	$0.17	$0.45	$1.18	$1.96
Non-GAAP earnings per share, diluted	$0.14	$0.37	$0.97	$1.81

Upland Software, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow
(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Reconciliation of operating cash flow to Free Cash Flow:
Net cash provided by operating activities	$8,789	$5,841	$49,943	$29,979
Less: Purchase of property and equipment	(186)	(148)	(1,220)	(866)
Free Cash Flow	$8,603	$5,693	$48,723	$29,113

Upland Software, Inc.
Supplemental Financial Information
(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Stock-based compensation:
Cost of revenue	$102	$497	$952	$1,984
Research and development	552	626	2,463	2,733
Sales and marketing	495	655	2,059	4,239
General and administrative	3,533	5,801	17,400	32,646
Total	$4,682	$7,579	$22,874	$41,602

Depreciation:
Cost of revenue	$—	$2	$5	$8
Operating expense	326	338	1,414	1,529
Total	$326	$340	$1,419	$1,537

Amortization:
Cost of revenue	$3,105	$3,112	$13,366	$12,469
Operating expense	14,079	11,361	57,200	42,140
Total	$17,184	$14,473	$70,566	$54,609